Exhibit 10.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of February 17, 2010 (this “Agreement”), between Fairfax Financial Holdings Limited, a Canadian corporation (“Parent”), and                                          (“Stockholder”), solely in Stockholder’s capacity as an owner of common stock, par value $1.00 per share (“Company Common Stock”) of Zenith National Insurance Corp., a Delaware corporation (the “Company”).

WHEREAS, on February 17, 2010, Parent, the Company, and Fairfax Investments II USA Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Agreement to Vote.  Subject to Section 6, at every meeting of the stockholders of the Company, and at every postponement or adjournment thereof, Stockholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all Voting Shares (as hereinafter defined) entitled to be voted thereat or to cause all Voting Shares to be voted (i) in favor of the adoption of the Merger Agreement; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including a Takeover Proposal) that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and voted upon by the stockholders of the Company.  Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

2.                                       Grant of Proxy.  In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, Stockholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of Stockholder, for and in the name, place and stead of Stockholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, if and to the extent Stockholder fails to comply with the agreements contained in Section 1 of this Agreement, the Voting Shares, (i) in favor of the adoption of the Merger Agreement; (ii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including a

Takeover Proposal) that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and voted upon by the stockholders of the Company.  THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3.                                       Representations and Warranties of Stockholder.  Parent acknowledges that neither Stockholder nor any person on behalf of Stockholder makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.  Stockholder represents and warrants, as of the date hereof, that:

(a)                                  (i) Stockholder is the beneficial owner of, and has the sole power to vote, all of the shares of Company Common Stock reported as directly owned (or indirectly owned with the power to vote) on the most recent report filed by Stockholder with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (which, together with any shares of Company Common Stock acquired by Stockholder on or after the date of this Agreement, are referred to as the “Voting Shares”); (ii) the most recent report filed by Stockholder with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, is accurate in all material respects; and (iii) no proxies if heretofore given in respect of any or all of the Voting Shares are irrevocable and that any such proxies have heretofore been revoked;

(b)                                 (i) Stockholder has the full legal right and authority, to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law); and (iii) the failure of the spouse, if any, of Stockholder to be a party or signatory to this Agreement shall not (x) prevent Stockholder from performing Stockholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of Stockholder in accordance with its terms (subject to such laws and principles); and

(c)                                  (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and, except as contemplated by the Merger Agreement, the consummation by Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Stockholder nor the consummation by Stockholder of the transactions contemplated hereby nor compliance by Stockholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of the Voting Shares, except in the case of (x) or (y) for liens, violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform Stockholder’s obligations hereunder.

4.                                       Representations and Warranties of Parent.  Stockholder acknowledges that neither Parent nor any person on behalf of Parent makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.  Parent represents and warrants, as of the date hereof, that:

(a)                                  (i) Parent is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent; and (iii) this Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law); and

(b)                                 (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and, except as contemplated by the Merger Agreement, the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) result in the creation of a lien on any of its assets, (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its assets, or (z) contravene, conflict with, or result in any violation or breach of any provision of its certificate of incorporation or bylaws, except in the case of (x) or (y) for liens, violations, breaches or defaults that would not in the aggregate materially impair the ability of Parent to perform Parent ‘s obligations hereunder.

5.               Remedies.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.               Termination.  Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all rights and obligations of the parties under this Agreement shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the occurrence of an Adverse Recommendation Change under the Merger Agreement and (iii) the Effective Time (such earliest occurrence, the “Expiration Time”), except for the provisions of Section 10, which shall survive the Expiration Time.  Nothing in this Section 6 shall relieve any party of liability for any knowing and deliberate breach of this Agreement.

7.               Transfer of Shares.  Except as contemplated by the Merger Agreement, Stockholder agrees that it shall not, directly or indirectly, on or after the date hereof (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing (each, a “Transfer”), (b) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Voting Shares or (d) knowingly take any action that would make any representation or warranty of Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations hereunder.  Notwithstanding the foregoing, Stockholder may Transfer any or all of the Voting Shares to any person who shall have executed and delivered to Parent a joinder to this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement.

8.               No Solicitation of Transactions.  Stockholder shall (a) not, except as expressly permitted by Section 6.04 of the Merger Agreement, directly or indirectly, through any officer, director, agent or otherwise, engage in any action that the Company is prohibited from taking under Section 6.04 of the Merger Agreement, and (b) direct or cause Stockholder’s representatives and agents not to engage in any action prohibited by Section 6.04 of the Merger Agreement.  Stockholder shall promptly advise the Company orally and in writing of (x) any Takeover Proposal or any request for information with respect to any Takeover Proposal, the material terms and conditions of such Takeover Proposal or request, and the identity of the person making such Takeover Proposal or request and (y) any material changes in any such Takeover Proposal or request.

9.               Agreement Solely as Stockholder.  Notwithstanding anything in this Agreement to the contrary, Stockholder is not entering into this Agreement or making any agreement herein in any capacity other than as record holder or beneficial owner of the Voting Shares, and nothing herein shall be construed to limit or affect any action or inaction by Stockholder, in Stockholder’s capacity as a director, officer or fiduciary of the Company (or a Company Subsidiary), and any such action or inaction shall not be deemed to be a breach of this Agreement.

10.         Miscellaneous.

(a)                                  Notices.  Any notice, request, instruction or other communication provided to a party pursuant to this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile, if to Parent, to the address or facsimile number set forth in the Merger Agreement, or if to Stockholder, to the address or facsimile number set forth below Stockholder’s name on the signature page hereto, or to such other persons, addresses or facsimile numbers as may be designated in writing by the party entitled to receive such communication as provided above.  Each such communication will be effective (i) if delivered by hand or overnight courier service, when such delivery is made at the address specified on the signature page hereto, or (ii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature page hereto and appropriate confirmation is received.

(b)                                 Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of law or otherwise), without the prior written consent of the other party hereto and any attempt to do so shall be null and void; provided, that Stockholder may assign it rights and obligations hereunder, other than its obligations under Section 8, in connection with any Transfer of Voting Shares that complies with the terms of Section 7.

(c)                                  Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 10(a) of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)                                  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e).

(f)                                    Counterparts; Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(g)                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)                                 Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(i)                                     Severability.  If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(j)                                     Entire Agreement.  This Agreement and the agreements referred to herein constitute the full and entire understanding and agreement between the parties and supersedes all prior written or oral agreements and understandings between the parties with respect to the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

Fairfax Financial Holdings Limited

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

[Address]
[Address]
[FAX]